UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2003

Magellan Health Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

6950 Columbia Gateway Drive
Suite 400
Columbia, Maryland		21046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 953-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure.

In connection with discussions by  Magellan Health Services, Inc. (“Magellan” or the "Company") with an informal committee of the holders of its 9 3/8% Senior Notes due 2007 and its 9% Senior Subordinated Notes due 2008 (the “Holders”) regarding the proposed restructuring as embodied in the First Amended Joint Plan of Reorganization (the “Amended Plan”) and a related Disclosure Statement (the “Disclosure Statement”) that was filed with the United States Bankruptcy Court for the Southern District of New York on March 26, 2003, the Company disclosed to the Holders certain information about Magellan and its subsidiaries that was non-public, confidential or proprietary in nature.  At the time of such disclosure, the Company entered into confidentiality agreements with these Holders which provide that, upon certain events, the Company would be required to disclose this information.  The Holders have requested that the Company disclose the projected financial information attached hereto as Exhibit 99.1 (the “Bondholder Information”) under the terms of the aforementioned confidentiality agreements.  This Current Report (including the Exhibit attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.  A copy of the Amended Plan and the Disclosure Statement are Exhibits to a separate Current Report on Form 8-K filed by the Company on March 27, 2003.

                The Bondholder Information was disclosed to the Holders in December 2002 subject to the terms of the confidentiality agreements.  Such information was prepared by the Company as of October 31, 2002 based on assumptions that the Company believed were reasonable at such time.  However, the Company has since revised its underlying assumptions and developed updated projections which are included in the Disclosure Statement.  Therefore, the Bondholder Information may be of limited usefulness.  Also, certain of the Bondholder Information relates to certain periods for which the Company has made annual or quarterly filings with the Securities and Exchange Commission (the “SEC”) which contain actual results for such periods.  Therefore, for such periods, please refer to the Company’s annual filing on Form 10-K/A filed with the SEC on January 23, 2003 and its quarterly filing on Form 10-Q filed with the SEC on February 14, 2003.

                The Company cautions investors and potential investors not to place undue reliance upon the Bondholder Information, as it was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.  The Bondholder Information  was not audited or reviewed by independent accountants, and is subject to future adjustment and reconciliation.  Accordingly, the Company believes the substance and format do not allow meaningful comparison with the Company’s regular publicly-disclosed consolidated financial statements.  There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Bondholder Information is complete.

                The Bondholder Information constitutes forward looking statements contemplated under the Private Securities Litigation Reform Act of 1995.  These forward looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward looking statements including: general economic factors including, but not limited to, changes in interest rates, consumer confidence, changes in demand for health care services provided by the Company, and cyclical or other downturns, service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care and other factors.  Any forward looking statements made in this release are also qualified in their entirety by these risks and the complete discussion of risks set forth under the caption “Cautionary Statements” in Magellan’s Annual Report on Form 10-K/A for the year ended September 30, 2002 filed with the SEC on January 23, 2003 and its other filings with the SEC.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

By:	/s/ Mark S. Demilio
Mark S. Demilio
Executive Vice President and
Chief Financial Officer

Date:  March 27, 2003

Exhibit	No.	Description of Exhibit

	99.1	Bondholder Information.